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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated September 12, 2000 relating to the financial statements and financial statement schedule of Monolithic System Technology, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP


San Jose, California
September 14, 2000